As filed with the
     Securities and Exchange Commission on August 10, 1995

                                         Registration No. 33-____

               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                        _____________

                          FORM S-8
                   Registration Statement
                           Under
                 The Securities Act of 1933

                  JACOR COMMUNICATIONS,INC.
     (Exact name of registrant as specified in its charter)

             Ohio                        31-0978313
    (State or other jurisdiction of      (I.R.S. Employee
    incorporation or organization)      Identification No.)

                        1300 PNC Center
                      201 E. Fifth Street
                    Cincinnati, Ohio  45202
              (Address of Principal Executive Offices
                        including Zip Code)

   JACOR COMMUNICATIONS, INC. 1993 STOCK OPTION PLAN
                      (Full title of the plan)

                                      Copy To:
      R. Christopher Weber            Richard G. Schmalzl, Esq.
      Jacor Communications, Inc.      Graydon, Head & Ritchey
      1300 PNC Center                 1900 Fifth Third Center
      201 E. Fifth Street             511 Walnut Street
      Cincinnati, Ohio  45202         Cincinnati, Ohio 45202
      (513) 621-1300                  (513) 621-6464
     (Name, address and telephone number of agent for service)

                   CALCULATION OF REGISTRATION FEE
                            Proposed     Proposed
 Title of                   maximum      maximum
 Securities     Amount      offering     aggregate     Amount of
   to be        to be        price       offering    registration
 Registered   registered    per share      price          fee

 Common Stock  1,250,000    $18.875   $23,593,750.00 $8,135.78(1)
 no par value   shares

(1) Calculated in accordance with Rule 457(c) based upon the average of the high and low prices of Jacor Communications, Inc. common stock in the Nasdaq National Market as of August 9, 1995.

            REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO
                   INSTRUCTION E TO FORM S-8

          Jacor Communications, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register an additional 1,250,000 shares of its common stock, no par value, relating to the Registrant's 1993 Stock Option Plan (the "Plan"). The Registrant previously registered 1,519,218 shares of its common stock eligible for issuance under the Plan on its Form S-8, Registration No. 33-65126, filed with the Commission on June 28, 1993. The Registrant incorporates herein by reference the contents of such prior Form S-8, Registration No. 33-65126.

Item 8.   Exhibits.

                         INDEX TO EXHIBITS

Exhibit              Description of Exhibit                Page

 4.01     Amendment No. 1 to Jacor Communications,
          Inc. 1993 Stock Option Plan                        4
 5.01     Opinion of Graydon, Head & Ritchey                 5
23.01     Consent of Accountants                             6

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 31st day of July, 1995.

                            JACOR COMMUNICATIONS, INC.

                            By: /s/ R. CHRISTOPHER WEBER
                                R. Christopher Weber, Senior
                                Vice President and Chief
                                Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

July 31, 1995               /s/ RANDY MICHAELS
                            Randy Michaels, President, Co-Chief
                            Operating Officer and Director

July 31, 1995               /s/ R. CHRISTOPHER WEBER
                            R. Christopher Weber, Senior Vice
                            President and Chief Financial Officer

July 31, 1995               /s/ ROBERT L. LAWRENCE
                            Robert L. Lawrence, Co-Chief
                            Operating Officer and Director

July 31, 1995               /s/ DAVID M. SCHULTE
                            David M. Schulte, Chairman
                            and Director

July 31, 1995               /s/ JOHN W. ALEXANDER
                            John W. Alexander, Director

July 31, 1995               /s/ ROD F. DAMMEYER
                            Rod F. Dammeyer, Director

July 31, 1995               /s/ F. PHILIP HANDY
                            F. Philip Handy, Director

July 31, 1995               /s/ MARC LASRY
                            Marc Lasry, Director

July 31, 1995               /s/ SHELI Z. ROSENBERG
                            Sheli Z. Rosenberg, Director

                          EXHIBIT 4.01


                           AMENDMENT TO THE
                      JACOR COMMUNICATIONS, INC.
                        1993 STOCK OPTION PLAN
    (as adopted by the Company's shareholders on May 17, 1995)

           RESOLVED,  that  the Jacor Communications,  Inc.  1993
Stock Option Plan paragraph 4 is hereby amended to read in its entirety as follows:

          4. Shares Subject to Plan. Subject to adjustments provided in paragraph 13 hereof, the number of shares of Common Stock which may be delivered pursuant to the exercise of ISOs granted under the Plan shall be 2,769,218 shares. The aggregate number of shares of Common Stock which may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed 2,769,218 shares. Such shares may consist, either in whole or in part, of the Company's authorized and issued Common Stock reacquired by the Company and held in its Treasury, as may from time to time be determined by the Board. If an Option granted under the Plan is surrendered, expires unexercised or for any reason ceases to be exercisable in whole or in part, the shares of Common Stock issuable pursuant to such Option, but as to
               which  such       Option has not  been  exercised,
               shall again be      available for the purposes  of
               the Plan.


                           EXHIBIT 5.1


                       August 10, 1995


Jacor Communications, Inc.
1300 PNC Center
201 E. Fifth Street
Cincinnati, 45202

          Re: Sale of 1,250,000 Shares of Common Stock of Jacor Communications, Inc. Pursuant to the Company's Form S-8 Registration Statement Filed with the Securities and Exchange Commission on August 10, 1995 relating to the Jacor Communications, Inc. 1993 Stock Option Plan

Dear Gentlemen:

           We have acted as counsel to Jacor Communications, Inc. (the "Company"), an Ohio corporation, in connection with the registration of 1,250,000 shares of Common Stock of the Company, all of which may be issued and sold under the Company's 1993 Stock Option Plan, as set forth in the S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on August 10, 1995.

          As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Articles of Incorporation, Code of Regulations and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

           On the basis of the foregoing, we are of the opinion that the 1,250,000 shares of Common Stock being offered for sale by the Company are currently validly authorized and, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                              Sincerely yours,

                              GRAYDON, HEAD & RITCHEY

                              By: /s/ RICHARD G. SCHMALZL, ESQ.
                                  Richard G. Schmalzl, Esq.

                           EXHIBIT 23.01




                  CONSENT OF INDEPENDENT ACCOUNTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 13, 1995 on our audits of the consolidated financial statements and financial statement schedules of Jacor Communications, Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are included in the 1994 Annual Report on Form 10-K of Jacor Communications, Inc.





COOPERS & LYBRAND
Cincinnati, Ohio
August 10, 1995